Exhibit 4.1

                            COMMON STOCK CERTIFICATE


Certificate No. _____                                          Shares __________


                     EXPLOSIVE FINANCIAL OPPORTUNITIES, INC.
                             (a Nevada Corporation)



                         Common Stock, $.0001 par value;
                          100,000,000 shares authorized



         This certifies that ______________ is the owner of __________ shares of Common Stock of Explosive Financial Opportunities, Inc. fully paid and non-assessable Shares of the Capital Stock of the above named Corporation, transferrable only on the books of the Corporation by the holder hereof in person or by a duly authorized attorney upon the surrender of this Certificate properly endorsed.

         In Witness Whereof, the said Corporation has caused this Certificate to be signed by its authorized officers and its Corporate Seal to be hereunto affixed this ___ day of ___________, 20__.



EXPLOSIVE FINANCIAL OPPORTUNITIES, INC.



---------------------------                 ----------------------------
President                                   Secretary